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                                                                       Exhibit 5

                                Hale and Dorr LLP
                               Counsellors At Law
                                 60 State Street
                                Boston, MA 02109
                           617-526-6000 - 617-526-5000


                                  April 4, 2000


Network Plus Corp.
234 Copeland Street
Quincy, MA 02169

     Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-32042) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (i) 2,875,000 Depositary Shares ("Depositary Shares"), including 375,000 Depositary Shares issuable upon exercise of an over-allotment option granted by the Company, each representing 1/10 of a share of __% Series A Cumulative Convertible Preferred Stock, $.01 par value per share ("Series A Preferred"), of Network Plus Corp, a Delaware corporation (the "Company"), (ii) 287,500 shares of Series A Preferred (the "Convertible Preferred Shares"), (iii) an indeterminate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), which may be issued in connection with the conversion of Depositary Shares or Series A Preferred, and an indeterminate number of shares of Common Stock which may be issued in the event that applicable antidilution provisions with respect to the conversion of the Depositary Shares and Series A Preferred become operative (collectively, the "Conversion Shares") and (iv) 600,000 shares of Common Stock issuable as dividends on the Series A Preferred (the "Dividend Shares", and collectively with the Depositary Shares, the Convertible Preferred Shares and the Conversion Shares, the "Shares").

     The Convertible Preferred Shares, represented by the Depositary Shares, are to be issued and sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the registration of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of


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Network Plus Corp.
April 4, 2000
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meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated or amended to date, the form of Certificate of Designation of the Series A Preferred, which has been filed as an exhibit to the Registration Statement (the "Certificate of Designation"), the form of Deposit Agreement applicable to the Depositary Shares, which has been filed as an exhibit to the Registration Statement (the "Deposit Agreement"), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Convertible Preferred Shares, represented by the Depositary Shares, in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Convertible Preferred Shares, represented by the Depositary Shares, have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     2. The Conversion Shares have been duly authorized for issuance and, when issued upon conversion of the Convertible Preferred Shares pursuant to the Certificate of Designation, will be validly issued, fully paid and nonassessable.

     3. The Divided Shares, when authorized by the Company's Board of Directors as payment of dividends with respect to the outstanding Convertible Preferred Stock and issued in accordance with the Certificate of Designation, will be duly authorized for issuance, validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of


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Network Plus Corp.
April 4, 2000
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any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ HALE AND DORR LLP

                                                 HALE AND DORR LLP